Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

CARMELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	457(c) and (h)	367,546(2)	$0.2297(3)	$ 84,425.32(3)	0.0001531	$ 12.93
Equity	Common Stock, $0.0001 par value per share	457(h)	219,4734)	$ 2.1682(5)	$ 475,861.36(5)	0.0001531	$ 72.85
Equity	Common Stock, $0.0001 par value per share	457(h)	4,093,551(6)	$ 1.1793(7)	$4,827,524.69(7)	0.0001531	$ 739.09
Total Offering Amounts					$5,387,811.37		$ 824.87
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$ 824.87

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of Carmell Corporation (the “Registrant”) that become issuable under the Registrant’s 2023 Long-Term Incentive Plan (the “2023 Plan”) and the Carmell Therapeutics Corporation Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2)
Represents (i) 1,046,385 shares of Common Stock initially reserved for future issuance under the 2023 Plan; (ii) 1,346,472 shares of Common Stock that were added to the reserve of shares available for future issuance under the 2023 Plan as a result of the automatic increase in the shares of Common Stock reserved thereunder on January 1, 2024 in accordance with the terms of the 2023 Plan; (iii) 2,068,240 shares of Common Stock that were added to the reserve as a result of forfeitures of awards under the 2009 Plan in accordance with the terms of the 2023 Plan; less (iv) 4,093,551 shares, net of forfeitures, granted under the 2023 Plan included below. Pursuant to the terms of the 2023 Plan, on the first day of each calendar year beginning on January 1, 2024 and ending on and including January 1, 2033, the number of shares available for issuance under the 2023 Plan shall be increased by the number of shares of Common Stock equal to the lesser of (i) 4% of the total outstanding shares of Common Stock determined on a fully diluted basis as of December 31 of the preceding calendar year or (ii) such lesser amount as determined by the Registrant’s Board of Directors.
(3)
Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq Capital Market on November 15, 2024, such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission.
(4)
Represents 219,473 shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options granted under the 2009 Plan, as assumed by the Registrant.
(5)
Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the weighted average exercise price of $2.1682 per share of the outstanding stock options under the 2009 Plan, as assumed by the Registrant.
(6)
Represents 4,093,551 shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options granted under the 2023 Plan.
(7)
Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the weighted average exercise price of $1.1793 per share of the outstanding stock options under the 2023 Plan.